SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
                        --------------------------

                                 FORM 8-K

                              CURRENT REPORT
                        --------------------------

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
                        --------------------------

   Date of Report (Date of earliest event reported):   December 31, 1995


                           TECH-SYM CORPORATION
          (Exact name of registrant as specified in its charter)


          Nevada                       1-4371                 4-1509818
(State or Other Jurisdiction     (Commission File No.)      (IRS employer
     of incorporation)                                   identification no.)


                              10500 Westoffice Drive
                               Houston, Texas 77042
                      Address of principal executive offices)


                                (713) 785-7790
                        (Registrant's telephone number)


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ITEM 2.           Acquisition or Disposition of Assets.

                  Effective as of 00:00 a.m. on January 1, 1996, Continental Electronics Corporation, a wholly-owned subsidiary of Tech-Sym Corporation ("CEC"), acquired all of the outstanding capital stock of Telefunken Sendertechnik GmbH ("TFS") from Daimler-Benz Aerospace AG ("Dasa"). TFS, located in Berlin, Germany, is in the business of designing and producing radio broadcast transmitting equipment. TFS's customers include European governments and commercial organizations, the Voice of America, Radio Free Europe and other governments and organizations worldwide. CEC intends to continue the existing business of TFS in conjunction with CEC's existing business of designing and producing radio broadcast transmitter equipment.

                  The purchase price for the acquisition is 13,200,000 Deutsche Marks, subject to adjustment based on the completion of an audited balance sheet of TFS as of December 31, 1995, of which (i) 10,000,000 Deutsche Marks are payable by CEC to Dasa at the time of the payment of certain intercompany amounts due from Dasa to TFS following the completion of such audited balance sheet and (ii) the remaining 3,200,000 Deutsche Marks are payable no later than January 31, 1997, the unpaid balance of which bears interest at the Frankfort Interbank Offer Rate, as adjusted from time to time, plus one percent (1%), payable quarterly within 15 days after the end of each calendar quarter. As of December 31, 1995, the exchange rate between Deutsche Marks and U.S. dollars was approximately 1.4315 Deutsche Marks to 1.0 U.S. dollar. The amount of the consideration payable by CEC was determined by arms'-length negotiations between CEC and Dasa. CEC financed the initial 10,000,000 Deutsche Mark payment through bank borrowings from Nations Bank of Texas, N.A.


ITEM 7.           Financial Statements and Exhibits

                  (a) Financial statements of businesses acquired. It is impractical to provide the required historical financial statements required with respect to this acquisition at the time of the filing of this Report on Form 8-K. The required historical financial statements will be filed on or prior to the date which is 60 days after the date of the filing of this Report on Form 8-K.

                  (b) Pro forma financial information. It is impractical to provide the required pro forma financial information required with respect to this acquisition at the time of the filing of this Report on Form 8-K. The required pro forma financial information will be filed on or prior to the date which is 60 days after the date of the filing of this Report on Form 8-K.

                  (c)      Exhibits.

                           2.1 Stock Purchase Agreement, dated as of September 26, 1995, between
                                   Continental Electronics Corporation
                                   and Daimler-Benz Aerospace AG

                           2.2     Amendment Number 1 to Stock Purchase
                                   Agreement,  dated as of December 29,
                                   1995,      between       Continental
                                   Electronics      Corporation     and
                                   Daimler-Benz Aerospace AG

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                                        SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TECH-SYM CORPORATION


                                          By:      /s/ Wendell W. Gamel
                                          Name:    Wendell W. Gamel
                                          Title:   Chairman and President


Date:    January 16, 1996


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